UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2013

Oaktree Capital Group, LLC (Exact name of registrant as specified in its charter)

Delaware	001-35500	26-0174894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California		90071
(Address of principal executive offices)		(Zip Code)
(213) 830-6300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Assets Under Management and Management Fee-generating Assets Under Management as of September 30, 2013
Oaktree Capital Group, LLC (the “Company,” “we” or “us”) is making this disclosure contemporaneous with our periodic update of information in our fund presentation materials and on our website. As previously announced in our press release on October 11, 2013, we will report third quarter 2013 financial results prior to the opening of the New York Stock Exchange on Friday, November 1, 2013.
The term “AUM” generally refers to the assets we manage and equals the net asset value of the assets we manage, the fund-level leverage on which management fees are charged and the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments. The term “management fee-generating AUM” reflects the AUM on which we will earn management fees in the following quarter. It generally excludes certain AUM such as (i) differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable; (ii) undrawn capital commitments to closed-end funds that have not yet commenced their investment periods; (iii) undrawn capital commitments to funds for which management fees are based on drawn capital or NAV; (iv) the investments we make in our funds as general partner; (v) closed-end funds that are beyond the term during which they pay management fees; and (vi) AUM in restructured and liquidating evergreen funds for which management fees were waived.
As of September 30, 2013, AUM was $79.8 billion, and management fee-generating AUM was $66.9 billion.
The information in this Current Report is “furnished” but not “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Forward-Looking Statements
This Current Report contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect the current views of the Company with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of, and the impact of taxes on, carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013, which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause the Company’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date of this Current Report. Except as required by law, the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2013	OAKTREE CAPITAL GROUP, LLC

	By:	/s/ David M. Kirchheimer
Name: David M. Kirchheimer
Title: Chief Financial Officer, Chief Administrative Officer and Principal